MIDWAY ANNOUNCES 2014 FOURTH QUARTER FINANCIAL RESULTS

DENVER, CO – March 16, 2015 – Midway Gold Corp. (TSX and NYSE-MKT: MDW) (the “Company” or “Midway”) announces financial results for the period ended December 31, 2014. These results were filed today with the United States Securities and Exchange Commission in the Company’s annual report on Form 10-K and with the relevant securities regulators in Canada.

Recent Developments

Pan Project

•	Mining at Pan reached steady state of 55k tons/day in January 2015.
•	Cyanide was introduced to the irrigation system March 6, 2015. Breakthrough was realized March 7.
•	Most of the ADR (Adsorption-Desorption-Recovery) plant has been commissioned including the Carbon-in-Columns circuit.
•	Commissioning of the refinery has commenced.
•	Drilling and development of a replacement water well is complete.
•	Installation of assay laboratory began March 11 and is expected to be complete mid-April.
•	Midway expects first gold production from the Pan Mine on March 30, 2015.
•	Midway anticipates significant production in April and May as more than 3 million tons have already been loaded onto the leach pad since mining commenced in September 2014 and more than 2 million tons went under leach when cyanide was introduced.

Gold Rock Project

•	Draft Environmental Impact Statement was published February 13, 2015. The federal permitting process is expected to conclude by the end of 2015.

Spring Valley Project

•	Barrick Gold published an initial resource for the Spring Valley project, and expects to complete pre-feasibility in late 2015.

The Company continues to work through a credit amendment with its lender and has received a waiver as described in the annual report. The Company’s annual report on Form 10-K is available on the Securities and Exchange website at www.sec.gov and the Canadian Securities Administrators website at www.sedar.com.

March 16, 2015

About Midway Gold Corp.

Midway Gold Corp. is a precious metals company with a vision to explore, design, build and operate gold mines in a manner accountable to all stakeholders while seeking returns for shareholders.

Midway Gold Corp.

Jaime Wells, 720-979-0900

Investor Relations

www.midwaygold.com

Neither the TSX Exchange, its Regulation Services Provider (as that term is defined in the policies of the TSX Exchange) nor the NYSE MKT accepts responsibility for the adequacy or accuracy of this release.

This press release contains forward-looking statements about the Company and its business. Forward looking statements are statements that are not historical facts and include, but are not limited to, statements about the Company's intended work plans, milestones, construction schedule, production rates, timing of gold production, commissioning of the ADR Plant, completion of the Gold Rock Environmental Impact Statement and other statements, estimates or expectations. Forward-looking statements are typically identified by words such as: “may”, “will”, “should”, “plan”, “believe”, “predict”, “expect”, “anticipate”, “intend”, “estimate”, postulate”, “target”, “schedule”, “budget” and similar expressions or the negative of such expressions or which by their nature refer to future events. The forward-looking statements in this press release are subject to various risks, uncertainties and other factors that could cause the Company's actual results or achievements to differ materially from those expressed in or implied by forward looking statements and include, without limitation, risks related to the timing and completion of the Company's intended work plans, potential delay of material deliveries, ability to meet debt covenants and obligations, risks related to fluctuations in gold prices; uncertainties related to raising financing in a timely manner and on acceptable terms; changes in planned work resulting from weather, logistical, technical or other factors; the possibility that results of work will not fulfill expectations and realize the perceived potential of the Company's properties; uncertainties involved in the interpretation of drilling, modeling, engineering results and other tests and the estimation of gold resources and reserves; the possibility that required permits may not be obtained on a timely manner or at all; the possibility that capital and operating costs may be higher than currently estimated and may preclude commercial development or render operations uneconomic; the possibility that the estimated recovery rates and grades may not be achieved; risk of accidents, equipment breakdowns and labor disputes or other unanticipated difficulties or interruptions; the possibility of cost overruns or unanticipated expenses in the work program; changes in interest and currency exchanges rates; local and community impacts and issues; environmental costs and risks; and other factors identified in the Company's SEC filings and its filings with Canadian securities regulatory authorities. Forward-looking statements are based on the beliefs, opinions and expectations of the Company's management at the time they are made, and other than as required by applicable securities laws, the Company does not assume any obligation to update its forward-looking statements if those beliefs, opinions or expectations, or other circumstances, should change. Although the Company believes that such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. For the reasons set forth above, investors should not attribute undue certainty to or place undue reliance on forward-looking statements.